UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 24, 2013 (September 20, 2013)

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

985-892-5521
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this report on Form 8-K is incorporated in this Item 1.01 by reference.

On September 20, 2013, Pool Corporation (the “Company”) entered into that certain Fourth Amendment to Credit Agreement and First Amendment to Subsidiary Guaranty Agreement (the “Amendment”) among the Company, as US Borrower, SCP Distributors Canada Inc., as Canadian Borrower, SCP Pool B.V., as Dutch Borrower, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and certain other lenders party thereto. The Amendment amends certain terms of the Company’s existing senior credit facility including the following: (1) extending the maturity date to September 20, 2018; (2) increasing the borrowing capacity to $465.0 million from $430.0 million; (3) providing additional capacity under certain negative covenants, including indebtedness, liens, investments, sale of assets and dividends; and (4) replaced (a) JPMorgan Chase Bank, N.A. as syndication agent with each of Bank of America N.A. and Union Bank, N.A., each as a Syndication Agent, (b) JPMorgan Securities LLC as a joint lead arranger and joint bookrunner with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Union Bank, N.A., each as a joint lead arranger and joint bookrunner. Regions Bank and Capital One, N.A., each remain as a documentation agent.

In the ordinary course of business, the Company and its affiliates have engaged, and may in the future engage, certain parties to the Credit Agreement or the affiliates of such parties to provide commercial banking, investment banking, and other services for which the Company or its affiliates pay customary fees and commissions.

The description of the amendment set forth above is qualified by reference to the Amendment, which is filed as Exhibit 10.1 to this Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
10.1	Fourth Amendment to Credit Agreement and First Amendment to Subsidiary Guaranty Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
POOL CORPORATION

By:    /s/ Mark W. Joslin
Mark W. Joslin
Vice President and Chief Financial Officer

Dated: September 24, 2013